EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)    Registration Statement (Form S-8 No. 333-121196) pertaining to the MSA Retirement Savings Plan,
(2)    Registration Statement (Form S-8 No. 333-157681) pertaining to the Mine Safety Appliances Company 2008 Non-Employee Directors’ Equity Incentive Plan,
(3)    Registration Statement (Form S-8 Nos. 333-174601 and 333-157682) pertaining to the Mine Safety Appliances Company 2008 Management Equity Incentive Plan,
(4)    Registration Statement (Form S-8 No. 333-199880) pertaining to the Employee Stock Purchase Plan,
(5)    Registration Statement (Form S-8 No. 333-214397) pertaining to the MSA Safety Incorporated 2016 Management Equity Incentive Plan,
(6)    Registration Statement (Form S-8 No. 333-218078) pertaining to the MSA Safety Incorporated 2017 Non-Employee Directors’ Equity Incentive Plan, and
(7)    Registration Statement (Form S-8 No. 333-231996) pertaining to the Sierra Monitor Corporation 2006 Equity Incentive Plan;

of our reports dated February 16, 2023, with respect to the consolidated financial statements and schedule of MSA Safety Incorporated and the effectiveness of internal control over financial reporting of MSA Safety Incorporated included in this Annual Report (Form 10-K) of MSA Safety Incorporated for the year ended December 31, 2022.

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
February 16, 2023